UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014

NUTRACEUTICAL INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23731	87-0515089
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Kearns Boulevard, 2nd Floor
Park City, Utah	84060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (435) 655-6106

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2014, Nutraceutical International Corporation closed on an amended revolving credit facility, with Rabobank International continuing as lead bank under the facility. Wells Fargo will also remain as a lender and is currently Nutraceutical’s primary US commercial banking partner.  This amended credit facility extends the term of the line of credit to November 2019, increases the ongoing commitment from $90 million to $100 million and provides an additional accordion feature to increase the commitment up to $130 million, subject to certain conditions.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit
Number	Description

10.12	Second Amendment Agreement dated as of November 4, 2014 among Nutraceutical and its lenders
10.13	Annex I to Second Amendment Agreement
99.1	Press Release issued by Nutraceutical dated November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEUTICAL INTERNATIONAL CORPORATION (Registrant)

	By:	/s/ Cory J. McQueen
Date: November 5, 2014
Cory J. McQueen
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.12	Second Amendment Agreement dated as of November 4, 2014 among Nutraceutical and its lenders
10.13	Annex I to Second Amendment Agreement
99.1	Press release issued by Nutraceutical dated November 5, 2014